Exhibit 10.1

AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 1, 2016, by and among Compactor Rentals of America, LLC, a Delaware limited liability company (“Purchaser”), INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“Parent”), and WESSCO, LLC, a Delaware limited liability company (“WESSCO”, and together with Parent, each a “Seller” and together the “Sellers”).

RECITALS

WHEREAS, Purchaser, Parent, and WESSCO previously entered into that certain Asset Purchase Agreement dated as of December 4, 2015 (the “Agreement”), for the purchase and sale of all of the assets of each of the Sellers with respect to the business of commercial, retail and industrial waste and recycling management services, and commercial and industrial waste and recycling handling equipment sales, rental and maintenance, on the terms and conditions set forth in the Agreement, and for other matters described therein; and

WHEREAS, Parent has requested Purchaser to extend the Working Capital Objection Period as provided herein; and

WHEREAS, Purchaser, Parent, and WESSCO wish to amend and modify Section 2.5(b) of the Agreement to extend the Working Capital Objection Period, all subject to and upon the terms and conditions set forth in this Amendment; and

WHEREAS, unless otherwise defined herein, all capitalized terms shall have the same meaning as set forth in the Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Incorporation of Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.
2.    Amendment No. 1.    The Agreement is hereby amended as follows: Section 2.5(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
Following the receipt by the Parent of the Working Capital Initial Statement, Purchaser shall permit the Parent and its representatives to have access during normal business hours to the books, records and other documents pertaining to or used in connection with the preparation of the Working Capital Initial Statement; provided, however, that such access does not unreasonably disrupt the normal operations of the Purchaser and such investigation is conducted at the expense of Sellers. On or prior to the forty-fifth (45th) day after the Parent’s receipt of the Working Capital Initial Statement (the “Working Capital Objection Period”), the Parent may give Purchaser a single written notice stating in reasonable detail any and all objections (a “Working Capital Objection Notice”) that it may have to the calculations of Closing Net Working Capital; provided that the only bases on which an objection may be set forth in the Working Capital Objection Notice is that Closing Net Working Capital was not calculated in accordance with this Agreement or for mathematical or other error in calculation. The Working Capital Objection Notice shall specify in reasonable detail the dollar amount of any objection and the basis therefor. Any item or calculation included in the calculations of Closing Net Working Capital set forth in the Working Capital Initial Statement which is not specifically objected to in the Working Capital Objection Notice shall be deemed final and binding upon the parties hereto. If no Working Capital Objection Notice is delivered within the Working Capital Objection Period, the calculation of Closing Net Working Capital set forth in the Working Capital Initial Statement will be final and binding upon the parties hereto.
3.    Counterparts. This Amendment may be executed in any number of counterparts (including by means of facsimile signature pages or signature pages delivered by electronic transmission in portable document format (pdf)), all of which taken together shall constitute one and the same instrument. The signature of a party transmitted by facsimile or email shall be deemed to be its original signature for all purposes. This Amendment, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
4.    Authority. Each Person who executes and delivers this Amendment on behalf of any of the parties hereto represents and warrants that such Person has the full right, power and authority to execute and deliver this Amendment on behalf such party, and each of the parties hereto represents and warrants that it has the full right, power and authority to enter into and be bound by the terms and conditions of this Amendment.
5.    Conflicts. This Amendment constitutes an integral part of the Agreement. In the event of conflicts or inconsistencies between the provisions of the Agreement and the provisions of this Amendment, this Amendment shall control.
6.    Full Force and Effect. Except as otherwise modified hereby, the Agreement shall remain in full force and effect in accordance with its terms.

* * *

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment to Asset Purchase Agreement has been duly authorized, executed and delivered by the parties hereto as of the date first set forth above.

PURCHASER COMPACTOR RENTALS OF AMERICA, LLC By: /s/ John W. Powers Name: John W. Powers Title: Vice President

SELLERS INDUSTRIAL SERVICES OF AMERICA, INC. By: /s/ Todd L. Phillips Name: Todd L. Phillips Title: Chief Financial Officer
WESSCO, LLC, a dissolved Delaware limited liability company. By: Industrial Services of America, Inc., Manager By: /s/ Todd L. Phillips Name: Todd L. Phillips Title: Chief Financial Officer